UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2009

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3316, 33/F, One IFC, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2811-2389

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2009,Yupei Training Information Technology Co., Ltd. (“Yupei”), a subsidiary of ChinaCast Education Corporation and Chongqing Chaosheng Education and Investment Co., Ltd. (“Chaosheng”), entered into a Share Transfer Agreement (the “Agreement”) pursuant to which Yupei agreed to acquire the remaining 20% equity interest in Hai Lai Education Technology Limited (“Hai Lai”), held by Chaosheng.  Pursuant to the Agreement, the total purchase price for the acquisition will be $19.9 million payable as follows: (i) $9.95 million, within ten business days after the execution of the Agreement and (ii) $9.95 million within five business days upon the completion of the industrial and commercial registration of the transfer of equity of Hai Lai. Yupei currently holds 80% of the equity interest in Hai Lai and following consummation of the acquisition, Yupei will hold 100% of the equity interest in Hai Lai.  The source of the cash to be used for the purchase of 20% of the equity of Hai Lai will be from working capital of ChinaCast Education Corporation.

Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited, a company which provides logistic services to FTBC.  FTBC is an independent, for profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and three-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.

The closing of the transaction is subject to certain customary closing conditions, including the approval of the transaction by the shareholders of Chaosheng and the non-exercise of the preemptive rights, held by certain shareholders of Chaosheng.  The Agreement may be terminated at any time (a) by mutual consent of Yupei and Chaosheng; or (b) by Yupei if Chaosheng breaches the Agreement.

A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 2.1.

On August 11, 2009, ChinaCast Education Corporation issued a press release announcing that it has entered into the Agreement.  The full text of the press release is set forth in Exhibit 99.1 attached hereto.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1	Share Transfer Agreement dated August 11, 2009 by and between Yupei Training Information Technology Co., Ltd. and Chongqing Chaosheng Education and Investment Co., Ltd.*

	99.1	Press Release dated August 11, 2009

* Summary translation filed as an exhibit. The agreement is in Chinese and the version executed by the Company is in Chinese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2009	CHINACAST EDUCATION CORPORATION

By: /s/ Antonio Sena

Name: Antonio Sena

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Share Transfer Agreement dated August 11, 2009 by and between Yupei Training Information Technology Co., Ltd. and Chongqing Chaosheng Education and Investment Co., Ltd.*

99.1	Press Release dated August 11, 2009

* Summary translation filed as an exhibit. The agreement is in Chinese and the version executed by the Company is in Chinese.